Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Public Service Enterprise Group Incorporated

(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, no par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Equity	Preferred stock, no par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Equity	Stock Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Equity/ Debt	Stock Purchase Units(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities (4)	Equity	Common stock, no par value (2)	415(a)(6)	2,500,000		N/A			S-3 ASR	333-250825	November 20, 2020	$16,073

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Except for the 2,500,000 shares of Common Stock referred to in the table above under “Carry Forward Securities” and in footnote (2) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

(2)	Includes shares of Common Stock to be offered pursuant to the Enterprise Direct dividend reinvestment and stock purchase plan prospectus included in this Registration Statement.

(3)	Each Stock Purchase Unit consists of (a) Stock Purchase Contract under which the holder upon settlement will purchase an indeterminate number of shares of Common Stock of Public Service Enterprise Group Incorporated and (b) either our debt securities or debt obligations of a third party, including U.S. Treasury securities.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes 2,500,000 shares of Common Stock that had been previously registered on the Registrant’s Registration Statement No. 333-250825, originally filed on November 20, 2020 (the “Prior Registration Statement”) and remain unsold. The 2,500,000 shares of Common Stock were originally registered on the Registrant’s Registration Statement No. 333-221638, originally filed on November 17, 2017 (the “Original Registration Statement”) and carried forward to the Prior Registration Statement. In connection with the registration of such unsold shares on the Original Registration Statement, the Registrant paid a filing fee of $16,073, which was subsequently applied to the Prior Registration Statement pursuant to Rule 415(a)(6), which fee will continue to be applied to such unsold shares of Common Stock. Accordingly, there is no registration fee due in connection with such unsold shares.